As filed with the Securities and Exchange Commission on April 11, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LVB ACQUISITION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0499682
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

56 East Bell Drive,

Warsaw, Indiana 46582

Telephone: (574) 267-6639

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

LVB ACQUISITION, INC. 2007 MANAGEMENT EQUITY INCENTIVE PLAN

LVB ACQUISITION, INC. 2012 RESTRICTED STOCK UNIT PLAN

(Full Title of the Plan)

Bradley J. Tandy

Senior Vice President, General Counsel and Secretary

Biomet, Inc.

56 East Bell Drive

Warsaw, Indiana 46582

Telephone: (574) 267-6639

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Mary E. Alcock, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
LVB Acquisition, Inc. Common Stock, par value $0.01 per share	37,100,477(2) shares	$7.96	$295,319,796.92	$38,037.19(4)
	1,419,523(2) shares	$8.30	$11,782,040.90	$1,517.53(5)
LVB Acquisition, Inc. Common Stock, par value $0.01 per share	14,000,000(3) shares	$8.30	$116,200,000	$14,966.56(5)
TOTAL	52,520,000 shares	—	$423,301,837.82	$54,521.28

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”) that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of LVB Acquisition, Inc.’s (the “Registrant” or “Company”) outstanding shares of Common Stock.
(2)	Represents shares of Common Stock issuable in connection with option awards under the LVB Acquisition, Inc. 2007 Management Equity Incentive Plan.
(3)	Represents shares of Common Stock issuable in connection with awards of restricted stock units under LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan.
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act for options to purchase Common Stock previously granted under the LVB Acquisition, Inc. Management Equity Plan, based on the weighted average per share price at which the options may be exercised, equal to $7.96.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the fair value as of the most recent practicable date of the Common Stock of the Registrant.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the recipient of the applicable grants, as required by Rule 428 under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.	The Registrant’s current report on Form 10-K for the fiscal year ended May 31, 2013 and filed with the Commission on August 29, 2013 (the “Annual Report”), as supplemented by the Current Report on Form 8-K filed by the Company on April 11, 2014, containing revised financial statements for the fiscal year ended May 31, 2013;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report;

3.	The description of the Common Stock of the Registrant as contained in the Company’s Registration Statement on Form 10, filed with the Commission on September 28, 2011, and as amended on November 22, 2011 and December 21, 2011; and

4.	All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

The Certificate of Incorporation of the Registrant limits the liability of the Registrant’s directors to the fullest extent permitted by the DGCL and requires that the Registrant will provide its directors with customary indemnification. The Registrant expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them with customary indemnification in connection with their service to the Registrant or on the Registrant’s behalf.

The plans provide for indemnification of directors in connection with liabilities arising out of the plan. We have purchased insurance under a policy that insures both the company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed Herewith

4.1	Amended and Restated Articles of Incorporation of LVB Acquisition, Inc.

4.2	Amended and Restated By-laws of LVB Acquisition, Inc.

4.3	LVB Acquisition, Inc. 2007 Management Equity Incentive Plan

4.4	LVB Acquisition, Inc. 2007 Management Equity Incentive Plan Amendment No. 1, adopted December 31, 2010.

4.5	LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	x

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	x

23.5	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	x

24.1	Power of Attorney (filed as part of signature pages)	x

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Warsaw, State of Indiana on the 11th day of April, 2014.

LVB ACQUISITION, INC.

By:	/s/ Jeffrey R. Binder
Name: Jeffrey R. Binder
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey R. Binder and Bradley J. Tandy and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of April, 2014.

Signature	Title

/s/ Jeffrey R. Binder Jeffrey R. Binder	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel P. Florin Daniel P. Florin	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Timur Akazhanov Timur Akazhanov	Director

/s/ Chinh E. Chu Chinh E. Chu	Director

Signature	Title

/s/ Jonathan J. Coslet Jonathan J. Coslet	Director

/s/ Adrian Jones Adrian Jones	Director

/s/ Max C. Lin Max C. Lin	Director

/s/ Michael Michelson Michael Michelson	Director

/s/ Dane A. Miller, Ph.D. Dane A. Miller, Ph.D.	Director

/s/ Andrew Y. Rhee Andrew Y. Rhee	Director

/s/ Jeffrey K. Rhodes Jeffrey K. Rhodes	Director

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

4.1	Amended and Restated Articles of Incorporation of LVB Acquisition, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on September 28, 2011.

4.2	Amended and Restated By-laws of LVB Acquisition, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on April 11, 2014.

4.3	LVB Acquisition, Inc. 2007 Management Equity Incentive Plan.	Incorporated by reference to Exhibit 10.21 to Biomet, Inc.’s Registration Statement on Form S-4 dated May 6, 2008.

4.4	LVB Acquisition, Inc. 2007 Management Equity Incentive Plan Amendment No. 1, adopted December 31, 2010.	Incorporated by reference to Exhibit 10.1 to Biomet, Inc.’s Form 8-K filed on January 6, 2011.

4.5	LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan	Incorporated by reference to Exhibit 10.24 to Biomet Inc.’s Registration Statement on Form S-4 on April 30, 2013.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith.

23.5	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	Filed herewith.

24.1	Power of Attorney (filed as part of signature pages)	Filed herewith.